EXHIBIT 10.6

THIS GUARANTEE (this “Guarantee”) is dated October 20, 2014 and made between:

(1)	PRIME NUTRISOURCE INC. (NEW JERSEY), a corporation existing under the laws of the State of New Jersey (the “Guarantor”); and

(2)	GUO YIN (WYNN) XIE, an individual who resides in the Province of Ontario (“Xie”).

RECITALS:

(A)

GUO YIN (WYNN) XIE, as agent (in such capacity, the “Agent”) and on his own behalf as vendor and on behalf of JIAN LONG (“Long”), HONG SHU ZHU (“Zhu”), 2434689 Ontario Inc. (“XieCo”), 2434691 Ontario Inc. (“LongCo”), 2434694 Ontario Inc. (“ZhuCo” and together with Xie, Long, Zhu, XieCo and LongCo, the “Vendors”) have agreed to sell their shares of capital stock in Prime Nutrisource Inc., Nugale Pharmaceutical Inc. and the Guarantor, as applicable, to E-World Canada Holding, Inc. (the “Corporation”), in consideration of (among other things), and upon the terms and conditions contained in, a promissory note (the “Promissory Note”), dated as of the date hereof, issued by the Corporation in favor of the Agent;

(B)

The Guarantor has agreed with the Vendors and the Agent to guarantee the payment and performance of all liabilities and obligations of the Corporation to the Vendors and the Agent arising pursuant to, or in respect of, the Promissory Note;

(C)	The Corporation is the parent of the Guarantor and the Guarantor considers it to be in its best interest to provide this Guarantee.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor agrees as follows:

Article 1 – Guarantee

1.1	Guarantee

The Guarantor irrevocably and unconditionally guarantees to and in favor of the Vendors and the Agent by way of a continuing guarantee, the due and punctual payment and performance, whether at stated maturity, by acceleration or otherwise, of all liabilities and obligations of the Corporation to the Vendors and the Agent or any one of them arising pursuant to or in connection with the terms and conditions, and in respect of, the Promissory Note (such obligations, the “Guaranteed Obligations”).

1.2	Indemnity

If any or all of the Guaranteed Obligations are not paid or performed by the Corporation and are not paid or performed by the Guarantor under Section 1.1, for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless each of the Vendors and the Agent from and against all losses, costs and expenses suffered or incurred by such Vendor or Agent arising from, or in connection with, or as a result of (a) any of the provisions of the Promissory Note being or becoming void, voidable, unenforceable or invalid, or (b) the failure of the Corporation to fully and promptly pay or perform any of the Guaranteed Obligations.

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1.3	Primary Obligation

If any or all of the Guaranteed Obligations are not paid or performed by the Corporation or a Vendor or the Agent are not indemnified under Section 1.2, in each case, such Guaranteed Obligations will, as a separate and distinct obligation, be paid and performed by the Guarantor as primary obligor promptly upon written demand to the Guarantor by the Agent for such payment or performance.

1.4	Absolute Liability

The Guarantor agrees that the liability of the Guarantor under Section 1.1, Section 1.2 and Section 1.3 is absolute and unconditional and the obligations of the Guarantor in this Guarantee shall remain in full force and effect until all Guaranteed Obligations have been validly and finally and irrevocably paid in full or until this Guarantee has been terminated and released. The liability and obligations of the Guarantor in this Guarantee shall not be affected by any matter or thing which but for this provision might operate to affect such liability or obligations, including:

(a)	the lack of validity or enforceability of any term of the Promissory Note;

(b)

any contest by the Corporation or any other person as to the amount of the Guaranteed Obligations or the validity or enforceability of any terms of the Promissory Note or the perfection or priority of any security interest granted to the Agent or the Vendors by the Corporation or any other person;

(c)	any taking or failure to take a security interest by the Agent or the Vendors or any loss of, or loss of value of, any security interest granted to the Agent or any of the Vendors;

(d)	any defense, counter-claim or right of set-off available to the Corporation or any other person;

(e)

any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Corporation, the Guarantor or any other person or any reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Corporation, the Guarantor or any other person or their respective businesses;

(f)

any extension of time or times for payment or performance of the Guaranteed Obligations or any releases, variations or indulgences which the Vendors or the Agent may grant to the Corporation or any other person or any extinguishment of all or any part of the Guaranteed Obligations by operation of law;

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(g)

any dealings with the security interests which the Vendors or the Agent hold or may hold pursuant to the Promissory Note, including the taking, giving up or exchange of security interests or any collateral subject thereto, the variation or realization thereof, the accepting of compositions and the granting of releases and discharges;

(h)

any limitation of status or power, disability, incapacity or other circumstance relating to the Corporation, the Guarantor or any other person, including any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, winding-up or other like proceeding involving or affecting the Corporation, the Guarantor or any other person or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor has notice or knowledge of any of the foregoing;

(i)

any impossibility, impracticability, frustration of purpose, force majeure or illegality of any of the Promissory Note or the Corporation’s performance in respect thereof, or the occurrence of any change in the law of any jurisdiction or by any present or future action of any governmental authority that amends, varies, reduces or otherwise affects, or purports to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of the Guarantor under this Guarantee, or the obtaining of any court order that amends, varies, reduces or otherwise affects any of the Guaranteed Obligations or the obligations of the Guarantor under this Guarantee;

(j)

any invalidity, non-perfection or unenforceability of any security interest held by the Agent or the Vendors, or any exercise or enforcement of, or failure to exercise or enforce, security interests, or any irregularity or defect in the manner or procedure by which the Agent and the Vendors realize on such security interest;

(k)	the assignment of all or any part of the benefits of this Guarantee; andirregularity or defect in the manner or procedure by which the Agent and the Vendors realize on such security interest;

(k)	the assignment of all or any part of the benefits of this Guarantee; and

(l)

any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Guarantor, the Corporation or any other person in respect of the Guaranteed Obligations or this Guarantee.

Article 2 – Enforcement

2.1	Payment on Demand

The obligation of the Guarantor to pay the amount of the Guaranteed Obligations and all other amounts payable by it to the Agent and the Vendors under this Guarantee arises, and the Guarantor shall make such payments, promptly after demand for same is made in writing to it by the Agent, which demand may only be made when such Guaranteed Obligations become due pursuant to the terms and conditions of the Promissory Note.

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2.2	Amount of Guaranteed Obligations

Any account settled or stated by or among the Vendors, the Agent and the Corporation, or if any such account has not been settled or stated immediately before demand for payment under this Guarantee, any account stated by the Agent shall, in the absence of manifest mathematical error, be accepted by the Guarantor as prima facie evidence of the amount of the Guaranteed Obligations which is due by the Corporation to the Vendors and the Agent or remains unpaid by the Corporation to the Vendors and the Agent.

2.3	Interest

The liability of the Guarantor bears interest from the date of demand at the rate or rates of interest then applicable to the Guaranteed Obligations under, and calculated in the manner provided in, the Promissory Note (including any adjustment to give effect to the provisions of the Interest Act (Canada)).

2.4	Assignment and Postponement

(a)

All obligations, liabilities and indebtedness of the Corporation to the Guarantor of any nature whatsoever and all security therefor (the “Intercorporate Indebtedness”) are hereby assigned and transferred to the Agent as continuing and collateral security for the Guarantor’s obligations under this Guarantee. Until notice by the Agent that the Guaranteed Obligations are due and payable, the Guarantor may receive payments in respect of the Intercorporate Indebtedness in accordance with its terms. The Guarantor shall not assign all or any part of the Intercorporate Indebtedness to any person other than the Agent or the Vendors.

(b)

Upon the occurrence and continuance of an Event of Default, all Intercorporate Indebtedness shall be held in trust for the Vendors and the Agent and shall be collected, enforced or proved subject to, and for the purpose of, this Guarantee and any payments received the Guarantor in respect of the Intercorporate Indebtedness shall be segregated from other funds and property held by the Guarantor and immediately paid to the Agent on account of the Guaranteed Obligations.

(c)

Upon the occurrence and continuance of an Event of Default, the Vendors and the Agent are entitled to receive payment of the Guaranteed Obligations in full before the Guarantor is entitled to receive any payment on account of the Intercorporate Indebtedness. In such case, the Intercorporate Indebtedness shall not be released by the Guarantor until the Agent’s prior written consent to such release has been obtained. The Guarantor shall not permit the prescription of the Intercorporate Indebtedness by any statute of limitations or ask for or obtain any security interest or negotiable paper for, or other evidence of, the Intercorporate Indebtedness except for the purpose of delivering the same to the Agent.

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2.5	Remedies

The Agent and the Vendors need not seek or exhaust their recourse against the Corporation or any other person or realize on any security interest they may hold in respect of the Guaranteed Obligations before being entitled to (a) enforce payment and performance under this Guarantee, or (b) pursue any other remedy against the Guarantor. Should the Agent or the Vendors elect to realize on any security interest they hold, either before, concurrently with, or after demand for payment under this Guarantee, the Guarantor shall have no right of discussion or division.

2.6	No Prejudice to Vendors or Agent

The Vendors and the Agent are not prejudiced in any way in the right to enforce any provision of this Guarantee by any act or failure to act on the part of the Corporation, the Vendors or the Agent. The Agent and the Vendors may, at any time and from time to time, in such manner as they may determine is expedient, without any consent of, or notice to, the Guarantor, and without impairing or releasing the obligations of the Guarantor, (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, all or any part of, the Guaranteed Obligations, (b) renew, determine, vary or increase any credit or credit facilities to, or the terms or conditions in respect of any transaction with, the Corporation or any other person, (c) release, compound or vary the liability of the Corporation or any other person liable in any manner under or in respect of the Guaranteed Obligations, (d) accept compromises or arrangements from any person; (e) exercise or enforce or refrain from exercising or enforcing any right or security interest against the Corporation or any other person, (f) apply any sums from time to time received to the Guaranteed Obligations or any part thereof, and change any such application in whole or in part from time to time, and (g) otherwise deal with, or waive or modify their right to deal with, any person and security interest. In their dealings with the Corporation, the Agent and the Vendors need not enquire into the authority or power of any person purporting to act for or on behalf of the Corporation.

2.7	Suspension of Guarantor Rights

So long as there are any Guaranteed Obligations, the Guarantor shall not exercise any rights which it may at any time have by reason of the performance of any of its obligations under this Guarantee to (a) be indemnified by the Corporation, (b) claim contribution from any other guarantor of the debts, liabilities or obligations of the Corporation, or (c) take the benefit of any rights of the Vendors or the Agent under the Promissory Note.

2.8	No Subrogation

The Guarantor irrevocably waives any claim, remedy or other right which it now has or may hereafter acquire against the Corporation that arises from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guarantee, including any right of subrogation, reimbursement, exoneration, indemnification or any right to participate in any claim or remedy of the Vendors or the Agent against the Corporation or any collateral which the Vendors or the Agent now have or hereafter acquire, whether or not such claim, remedy or other right is reduced to judgment or is liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether or not such claim, remedy or other right arises in equity or under contract, statute or common law. The Guarantor further agrees that the Corporation is an intended third party beneficiary of the Guarantor’s waiver contained in this Section 2.8. If any amount is paid to the Guarantor in violation of the preceding sentence and, at such time, the Vendors’ and the Agent’s claims against the Corporation in respect of the Guaranteed Obligations have not been paid in full, any amount paid to the Guarantor will be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Vendors and the Agent, and must immediately be paid to the Agent to be credited and applied upon such Guaranteed Obligations. The Guarantor acknowledges that it will receive direct and indirect benefits from the transactions contemplated by this Guarantee and that the waiver set forth in this Section 2.8 is knowingly made in contemplation of such benefits.

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2.9	No Set-off by Guarantor

To the fullest extent permitted by applicable law, the Guarantor shall make all payments under this Guarantee without regard to any defense, counter-claim or right of set-off available to it.

2.10	Successors of the Corporation

Any change or changes in the name of or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Corporation or its business will not affect or in any way limit or lessen the liability of the Guarantor under this Guarantee. This Guarantee extends to any person acquiring, or from time to time carrying on, the business of the Corporation.

2.11	Continuing Guarantee and Continuing Obligations

The obligations of the Guarantor under Section 1.1 is a continuing guarantee and the obligations of the Guarantor under Section 1.2 and Section 1.3 are continuing obligations. Each of Sections 1.1, 1.2 and 1.3 extends to all present and future Guaranteed Obligations, applies to and secures the ultimate balance of the Guaranteed Obligations due or remaining due to the Agent and the Vendors and is binding as a continuing obligation of the Guarantor until the Guaranteed Obligations are paid in full. This Guarantee will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Vendors or the Agent upon the insolvency, bankruptcy or reorganization of the Corporation or otherwise, all as though such payment had not been made.

2.12	Termination

This Guarantee shall remain in full force and effect until the Guaranteed Obligations are fully, finally and indefeasibly paid. Upon payment and performance in full of the Guaranteed Obligations, the Agent shall deliver to the Guarantor such documents as it may reasonably request to evidence such termination.

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2.13	Supplemental Security

This Guarantee is in addition and without prejudice to and supplemental to all other guarantees and security interests held or which may hereafter be held by the Vendors or the Agent.

2.14	Right of Set-off

The Agent and each of the Vendors are authorized by the Guarantor at any time and from time to time and may, to the fullest extent permitted by applicable law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Vendors to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing irrespective of whether or not (a) the Vendors or the Agent have made any demand under this Guarantee, or (b) any of the obligations comprising the Guaranteed Obligations are contingent or unmatured. The Agent and each of the Vendors, as applicable, agree to promptly notify the Guarantor after any such set-off and application made by it provided that the failure to give such notice does not affect the validity of such set-off and application. The rights of the Agent and the Vendors under this Section 2.14 are in addition and without prejudice to and are supplemental to other rights and remedies which the Agent and the Vendors may have.

2.15	Interest Act (Canada)

The Guarantor acknowledges that certain of the rates of interest applicable to the Guaranteed Obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (a) the applicable rate based on a year of 360 days or 365 days, as the case may be, (b) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (c) divided by 360 or 365, as the case may be.

2.16	Taxes

(a)

All payments to the Agent and the Vendors by the Guarantor under this Guarantee shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as “Taxes”) imposed by the United States of America (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable law to be deducted or withheld. If the Guarantor shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under this Guarantee (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 2.16), the Vendors and the Agent receive an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Guarantor shall make such deductions or withholdings, and (iii) the Guarantor shall immediately pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law, provided, however, that no such additional amount shall be payable if any such Taxes are required to be paid by reason of the payee having some connection with a Canadian taxing jurisdiction other than the receipt of the payments to be made under this Guarantee.

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(b)

The Guarantor agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as “Other Taxes”) which arise from any payment made by the Guarantor under this Guarantee or from the execution, delivery or registration of, or otherwise with respect to, this Guarantee.

(c)

The Guarantor shall indemnify the Vendors and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Guarantor under this Section 2.16 paid by the Vendors or the Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or the relevant Vendor, as the case may be, make written demand for it. A certificate as to the amount of such Taxes or other Taxes submitted to the Guarantor by the Agent or the relevant Lender shall be conclusive evidence, absent manifest error, of the amount due from the Guarantor to the Agent or the Vendors, as the case may be.

(d)

The Guarantor shall furnish to the Agent and the Vendors the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Guarantor within 30 days after the date of any payment of Taxes or Other Taxes.

(e)	The Provision of this Section 2.16 survive the termination of this Guarantee.

2.17	Judgment Currency

(a)

If for the purposes of obtaining judgment in any court of competent jurisdiction it is necessary to convert all or any part of the Guaranteed Obligations or any other amount due to a Vendor or the Agent in respect of the Guarantor’s obligations under this Guarantee in any currency (the “Original Currency”) into another currency (the “Other Currency”), the Guarantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Vendor or the Agent, as the case may be, could purchase the Original Currency with the Other Currency on the business day preceding that on which final judgment is paid or satisfied.

(b)

The obligations of the Guarantor in respect of any sum due in the Original Currency from it to the Agent or any Vendor will, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the business day following receipt by the Agent or a Vendor of any sum adjudged to be so due in such Other Currency the Agent or such Vendor may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent or the Vendor in the Original Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Vendor against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Agent or such Vendor in the Original Currency, the Agent or the Vendor, as applicable, agrees to remit such excess to the Guarantor.

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Article 3 – Representations and Warranties

The Guarantor represents and warrants to the Agent and each Vendor, acknowledging and confirming that the Agent and each Vendor is relying on such representations and warranties as follows.

3.1	Incorporation

The Guarantor is a corporation incorporated, organized and existing under the laws of the Province of Ontario and is qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which such qualification, licensing or registration is necessary.

3.2	Corporate Power

The Guarantor has the corporate power and authority to (a) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (b) enter into and perform its obligations under the Guarantee.

3.3	No Conflict or Breach

The execution and delivery by the Guarantor of the Guarantee and the performance by it of its obligations thereunder do not and will not (a) conflict with or result in a breach or violation of any (i) of its charter documents, bylaws or other organizational documents, (u) shareholders’ agreement, (ii) applicable Law, (iii) contractual restriction binding on or affecting it or its properties, or (iv) judgment, injunction, determination or award which is binding on it, or (b) result in, require or permit the acceleration of the maturity of any debt binding on or affecting the Guarantor.

3.4	Corporate and Other Authorizations

The execution and delivery by the Guarantor of the Guarantee and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any governmental entity or other person, is or was necessary in connection with the execution, delivery and performance of obligations by the Guarantor under the Guarantee except as are in full force and effect, unamended, at the date of this Guarantee.

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3.5	Execution and Binding Obligation

This Guarantee has been duly executed and delivered by the Guarantor and constitute legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

Article 4 – General

4.1	Notices, Etc.

Any notice, consent, waiver or other communication given under this Guarantee must be in writing and may be given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)

to the Guarantor at:

Prime Nutrisource Inc. (New Jersey)

41 Pullman Court, Scarborough

Ontario, Canada, MlX 1E4

Attention: Chairman

Fax No.: 416-298-7273

With a copy to:

E-World USA Holding, Inc.

9550 Flair Drive, Suite 308

El Monte, CA 91731

Attention: Ding Hua Wang

Fax No.: 626-448-2163

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with a copy (which shall not constitute notice to the Guarantor) to:

Loeb & Loeb LLP 10100 Santa Monica Blvd., Ste. 2200 Los Angeles, CA 90067 Attention: Christopher J. KellyFax No.: 310-919-3974E-mail: ckelly@loeb.com

(b) to the Agent, on behalf of itself and each of the Vendors, at:

Guo Yin (Wynn) Xie41 Pullman Court Scarborough, ON M1W 1E4 Fax No.: 416-298-7275 E-mail: wx@primenutrisource.com with a copy (which shall not constitute notice to the Agent) to:

Wildeboer Dellelce LLP Wildeboer Dellelce Place 365 Bay St., Suite 800 Toronto, ON M5H 2V1 Attention: Peter Simeon Fax No.: 416-361-1790 E-mail: psimeon@wildlaw.ca

Any such communication is deemed to have been delivered and received on the date of personal delivery or transmission by facsimile or other similar permitted form of recorded communication, as the case may be, if such day is a business day and such delivery or transmission was received by the recipient party prior to 5 pm (Toronto time) and otherwise on the next business day. Any party may change its address for service by notice given in accordance with the foregoing and any subsequent communication must be sent to such party at its changed address.

4.2	Defined Terms

Capitalized terms used in this Guarantee and not otherwise defined have the respective meanings given to them in the Promissory Note.

4.3	Gender and Number

Any reference in this Guarantee to gender includes all genders and words importing the singular include the plural and vice versa.

4.4	Headings, etc.

The inclusion of a table of contents, the division of this Guarantee into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation of this Guarantee.

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4.5	Currency

All monetary amounts in this Guarantee, unless otherwise specifically indicated, are stated in Canadian currency.

4.6	No Merger, Survival of Representations and Warranties

The representations and warranties of the Guarantor in this Guarantee survive the execution and delivery of this Guarantee and notwithstanding any investigation made by or on behalf of the Agent or the Vendors, continue in full force and effect.

4.7	Time of Essence

Time is of the essence in this Guarantee and the time for performance of the obligations of the Guarantor under this Guarantee may be strictly enforced by the Agent.

4.8	No Collateral Promises

This Guarantee shall not be subject to or affected by any promise or condition affecting or limiting the liability of the Guarantor except as expressly set out in this Guarantee. No statement, representation, agreement or promise on the part of the Agent, a Vendor or any officer, employee or agent thereof, unless set out in this Guarantee, forms any part of this Guarantee or has induced its creation or shall be deemed in any way to have affected the liability of the Guarantor.

4.9	Further Assurances

The Guarantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all documents and instruments that the Agent or any of the Vendors may reasonably request to (a) give full effect to this Guarantee, and (b) to perfect and preserve the rights and powers of the Agent and the Vendors under this Guarantee.

4.10	Payment of Expenses

The Guarantor will pay on demand, and will indemnify and save the Agent and the Vendors harmless from, any and all costs and expenses (including reasonable legal fees and expenses) (a) incurred by or on behalf of the Agent and the Vendors in the administration or enforcement of this Guarantee, or (b) with respect to, or resulting from, any failure or delay by the Guarantor in performing or observing any of its obligations under this Guarantee.

4.11	Amendment

This Guarantee may only be amended, supplemented or otherwise modified by written agreement of the Agent and the Guarantor.

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4.12	Waivers, etc.

(a)

No consent or waiver by the Agent or the Vendors in connection with this Guarantee is binding unless made in writing and signed by an authorized officer of the Agent. Any consent or waiver given under this Guarantee is effective only in the specific instance and for the specific purpose for which it was given. No waiver of any of the provisions of this Guarantee constitutes a waiver of any other provision.

(b)

A failure or delay on the part of the Agent or the Vendors in exercising a right or remedy under this Guarantee does not operate as a waiver of, or impair, any rights or remedies of the Agent or the Vendors however arising. A single or partial exercise of a right or remedy on the part of the Agent or the Vendors does not preclude any other or further exercise of that right or remedy or the exercise of any other rights or remedies by the Agent or the Vendors.

4.13	Successors and Assigns

This Guarantee is binding upon the Guarantor, its successors and assigns, and inures to the benefit of the Vendors, the Agent and their respective successors and permitted assigns. All rights of the Agent and the Vendors are assignable without any requirement of consent on the part of the Guarantor and in any action brought by an assignee to enforce any such right, the Guarantor shall not assert against the assignee any claim or defense which the Guarantor now has or hereafter may have against the Agent or any of the Vendors. The Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Agent.

4.14	Severability

If any provision of this Guarantee is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable that provision will be severed from this Guarantee and the remaining provisions will continue in full force and effect, without limitation.

4.15	Governing Law

This Guarantee is governed by and is to be interpreted, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to conflict of law principles. Each party to this Guarantee irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of Ontario.

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4.16	Counterparts

This Guarantee may be executed in any number of separate counterparts (including by facsimile or other electronic means) and all such signed counterparts will together constitute one and the same agreement. To evidence its execution of an original counterpart of this Guarantee, a party may send a copy of its original signature on the execution page hereof to the other parties by facsimile or other means of recorded electronic transmission and such transmission with an acknowledgement of receipt shall constitute delivery of an executed copy of this Guarantee to the receiving party.

4.17	Copy of Guarantee

The Guarantor acknowledges receipt of an executed copy of this Guarantee.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the Guarantor has executed and delivered this Guarantee.

PRIME NUTRISOURCE INC. (NEW JERSEY)

By:	/s/ Ding Hua Wang
Ding Hua Wang, Chairman and CEO

Accepted and agreed by the Agent on its own behalf and for and on behalf of each of the Vendors this 20th day of October, 2014.

Witness:	/s/ Guo Yin Xie
GUO YIN (WYNN) XIE,
in his capacity as agent

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